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                         [MOSS ADAMS L.L.P. LETTERHEAD]

                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the inclusion in, and incorporation by reference in, the annual report on Form 10-KSB of Inland Northwest Bancorporation, Inc. of our report dated January 15, 1999 on our audit of the financial statements and financial statement schedules of Inland Northwest Bancorporation, Inc. as of and for the years ended December 31, 1998 and 1997. We also consent to the reference to our firm in such annual report.

                                       /s/ Moss Adams L.L.P.

Spokane, Washington
March 26, 1999